UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 30, 2018

LASALLE HOTEL PROPERTIES
(Pebblebrook Hotel Trust as assignee of Ping Merger Sub, LLC, successor by merger to LaSalle Hotel Properties)
(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Pebblebrook Hotel Trust
7315 Wisconsin Avenue, 1100 West
Bethesda, Maryland 20814
(Address of principal executive offices)
Registrant’s telephone number, including area code: (240) 507-1300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Introductory Note
This Current Report on Form 8-K is being filed in connection with the closing on November 30, 2018 of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 6, 2018, as amended on September 18, 2018 (the “Merger Agreement”), by and among Pebblebrook Hotel Trust (“Pebblebrook”), Pebblebrook Hotel, L.P. (“Pebblebrook OP”), Ping Merger Sub, LLC (“Merger Sub”), Ping Merger OP, LP (“Merger OP”), LaSalle Hotel Properties (“LaSalle”) and LaSalle Hotel Operating Partnership, L.P. (“LaSalle OP”).
Pursuant to the terms and conditions set forth in the Merger Agreement, at 5:01 p.m., Eastern Time, on November 30, 2018 (the “Partnership Merger Effective Time”), Merger OP merged with and into LaSalle OP (the “Partnership Merger”) with LaSalle OP continuing as the surviving partnership, and, at 5:02 p.m., Eastern Time, on November 30, 2018 (the “Company Merger Effective Time”), LaSalle merged with and into Merger Sub (the “Company Merger” and, together with the Partnership Merger, the “Mergers”), with Merger Sub continuing as the surviving company. As a result of the Mergers, LaSalle OP became a wholly owned subsidiary of Pebblebrook OP and Merger Sub became the successor by merger to LaSalle. Effective as of December 3, 2018, Merger Sub assigned all its rights and obligations to Pebblebrook Hotel Trust and was dissolved. On November 30, 2018, Ping Merger OP GP, LLC, a newly formed, wholly owned subsidiary of Pebblebrook OP, was admitted as the general partner of LaSalle OP.
Item 1.02  Termination of a Material Definitive Agreement.
On November 30, 2018, in connection with the completion of the Mergers, LaSalle repaid in full all indebtedness, liabilities and other obligations under, and terminated, the Second Amended and Restated Senior Unsecured Credit Agreement, dated as of January 10, 2017 (the “Credit Agreement”), with Citibank, N.A. (“Citi”), as Administrative Agent (as defined in the Credit Agreement), and the other lenders named therein. The Credit Agreement provided for a senior unsecured credit facility of up to $750 million, with a sublimit of $100 million for letters of credit, and an unsecured term loan of $300 million.
In addition, on November 30, 2018, LaSalle repaid in full all indebtedness, liabilities and other obligations under, and terminated, the Amended and Restated Senior Unsecured Term Loan Agreement, dated as of January 10, 2017 (the “Term Loan Agreement”), with Citi, as Administrative Agent (as defined in the Term Loan Agreement), and the other lenders named therein. The Term Loan Agreement provided for an unsecured term loan of $555 million.
Item 2.01  Completion of Acquisition or Disposition of Assets.
Pursuant to the Merger Agreement, at the effective time of the Company Merger (the “Company Merger Effective Time”), each common share of beneficial interest, $.01 par value per share, of LaSalle (each, a “LaSalle Common Share”), other than Excluded Shares (as defined in the Merger Agreement), that was issued and outstanding immediately prior to the Company Merger Effective Time, was converted into the right to receive, at the election of the holder, either: (i) 0.92 (the “Exchange Ratio”) validly issued, fully paid and nonassessable common shares of beneficial interest (the “Common Share Consideration”), $0.01 par value per share, of Pebblebrook (the “Pebblebrook Common Shares”) and cash in lieu of fractional shares, if any; or (ii) $37.80 in cash, subject to certain adjustments and to any applicable withholding tax (the “Cash Consideration” and, together with the Common Share Consideration, the “Merger Consideration”). The maximum number of LaSalle Common Shares that were eligible to be converted into the right to receive the Cash Consideration was equal to 30% of the aggregate number of LaSalle Common Shares issued and outstanding as of immediately prior to the Company Merger Effective Time. LaSalle Common Shares held by Pebblebrook were excluded from the cash election in the Company Merger, effectively increasing the maximum number of LaSalle Common Shares that were eligible to be converted into the right to receive the Cash Consideration to approximately 33% of the aggregate number of LaSalle Common Shares outstanding immediately prior to the Company Merger Effective Time. The holders of 85.8 million LaSalle Common Shares, or approximately 77% of LaSalle Common Shares deemed outstanding for purposes of the election (including the shares held by Pebblebrook, which were not eligible to receive the Cash Consideration), elected to receive the Cash Consideration. Holders of the remaining 25.4 million LaSalle Common Shares, or approximately 23% of the LaSalle Common Shares eligible to elect the Cash Consideration, either elected to receive Pebblebrook Common Shares, did not submit valid elections, submitted an election expressing no preference or represent the approximately 10 million LaSalle Common Shares held by Pebblebrook that were not eligible to receive the Cash Consideration. The LaSalle Common Shares of shareholders that validly elected to receive 100% Cash Consideration were converted into an amount in cash equal to $37.80 multiplied by (i) the number of such holder’s LaSalle Common Shares multiplied by (ii) the Cash Consideration percentage of approximately 38.9%, and an amount of Pebblebrook Common Shares equal to approximately 61.1% of the number of such holder’s LaSalle Common Shares multiplied by 0.92. The cash elections of LaSalle shareholders that validly elected a combination of the Cash Consideration and Common Share Consideration were prorated based on the above percentages subject to their individual cash/share elections.

In addition, pursuant to the Merger Agreement, at the Company Merger Effective Time, each outstanding 6.375% Series I Cumulative Redeemable Preferred Share of Beneficial Interest, $.01 par value per share, of LaSalle (the “LaSalle Series I Preferred Shares”) was converted into the right to receive one share of a newly designated class of preferred shares of Pebblebrook, the 6.375% Series E Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series E Preferred Shares”), having the rights, preferences, privileges and voting powers materially unchanged from those of the LaSalle Series I Preferred Shares, and each outstanding 6.3% Series J Cumulative Redeemable Preferred Share of Beneficial Interest, $.01 par value per share, of LaSalle (the “LaSalle Series J Preferred Shares”) was converted into the right to receive one share of a newly designated class of preferred shares of Pebblebrook, the 6.3% Series F Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the “Series F Preferred Shares”), having the rights, preferences, privileges and voting powers materially unchanged from those of the LaSalle Series J Preferred Shares.
At the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each common unit of LaSalle OP (a “LaSalle OP Common Unit”) that was issued and outstanding immediately prior to the Partnership Merger Effective Time, other than LaSalle OP Common Units held by LaSalle and its subsidiaries, was cancelled and converted into the right to receive 0.92 newly and validly issued common units of Pebblebrook OP, without interest.
In addition, each restricted LaSalle Common Share (the “Restricted Shares”) that was outstanding immediately prior to the Company Merger Effective Time, including those held by LaSalle executive officers, automatically became fully vested and all restrictions thereon lapsed, and was cancelled in exchange for the right to receive the Merger Consideration. Each award of performance shares with respect to LaSalle Common Shares (each, a “Performance Award”) that was outstanding immediately prior to the Company Merger Effective Time automatically became earned and vested with respect to 180% of the target number of LaSalle Common Shares subject to such Performance Award agreement, and thereafter was cancelled and exchanged for, the right to receive such number of earned and vested LaSalle Common Shares, which were considered outstanding as of such time, and to receive the Merger Consideration with respect to such LaSalle Common Shares. Each award of deferred LaSalle Common Shares (each, a “Deferred Share Award”) that was outstanding immediately prior to the Company Merger Effective Time was cancelled in exchange for the number of LaSalle Common Shares subject to such Deferred Share Award (prior to its cancellation), which LaSalle Common Shares were considered outstanding as of such time, and to receive the Merger Consideration with respect to such LaSalle Common Shares.
Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On November 30, 2018, in connection with the completion of the Mergers, LaSalle notified the New York Stock Exchange (the “NYSE”), that, effective as of the Company Merger Effective Time, each LaSalle Common Share, LaSalle Series I Preferred Share and LaSalle Series J Preferred Share issued and outstanding immediately prior to the Company Merger Effective Time would be automatically converted into the right to receive the Merger Consideration, one Series I Preferred Share and one Series J Preferred Share, respectively, and the NYSE has filed a notification of removal from listing on Form 25 with the United States Securities and Exchange Commission (the “SEC”) to effect the delisting from the NYSE and deregistration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the LaSalle Common Shares, LaSalle Series I Preferred Shares and LaSalle Series J Preferred Shares. Pebblebrook, as assignee of Merger Sub, successor by merger to LaSalle, intends to file a certificate on Form 15 with the SEC requesting the termination of registration of the LaSalle Common Shares, the LaSalle Series I Preferred Shares and the LaSalle Series J Preferred Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13(a) and 15(d) of the Exchange Act with respect to the LaSalle Common Shares, the LaSalle Series I Preferred Shares and the LaSalle Series J Preferred Shares.
The information provided in the Introductory Note and set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 3.03  Material Modification to Rights of Security Holders.
At the Company Merger Effective Time, each LaSalle Common Share, LaSalle Series I Preferred Share and LaSalle Series J Preferred Share issued and outstanding immediately prior to the Company Merger Effective Time was automatically converted into the right to receive the Merger Consideration, the Series E Preferred Shares and the Series E Preferred Shares, respectively. As such, each holder of LaSalle Common Shares, LaSalle Series I Preferred Shares and LaSalle Series J Preferred Shares issued and outstanding at the Company Merger Effective Time ceased to have any rights as a shareholder of LaSalle (other than the right of holders of LaSalle Common Shares, LaSalle Series I Preferred Shares and LaSalle Series J Preferred

Shares to receive the Merger Consideration, as the case may be) and instead has the right to receive the Merger Consideration, the Series E Preferred Shares and the Series E Preferred Shares, respectively.
The information provided in the Introductory Note and set forth under Items 2.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference herein.
Item 5.01  Changes in Control of Registrant.
At the Company Merger Effective Time, pursuant to the Merger Agreement, LaSalle merged with and into Merger Sub, with Merger Sub continuing as the surviving entity and a wholly owned subsidiary of Pebblebrook.  The aggregate consideration to be paid in connection with the Company Merger consists of 58,976,265 Pebblebrook Common Shares and $1,260,600,637 in cash. In addition, pursuant to the Merger Agreement, 4,400,000 Series E Preferred Shares and 6,000,000 Series F Preferred Shares will be issued to the holders of LaSalle Series I Preferred Shares and LaSalle Series J Shares, respectively.
The information provided in the Introductory Note and set forth under Items 2.01 and 3.03 of this Current Report on Form 8-K is incorporated by reference herein.
Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On November 30, 2018, in connection with the Company Merger, immediately prior to the Company Merger Effective Time, all of the trustees of LaSalle’s Board of Trustees ceased serving in their roles as trustees.
In addition, as of the Company Merger Effective Time, each executive officer of LaSalle listed below ceased serving in the role indicated beside such executive officer’s name:

Michael D. Barnello	President and Chief Executive Officer
Kenneth G. Fuller	Chief Financial Officer, Executive Vice President, Secretary and Treasurer
Alfred L. Young	Executive Vice President and Chief Operating Officer
     In connection with the completion of the Mergers, on November 30, 2018, Pebblebrook and LaSalle entered into Separation and Release Agreements with each of Mr. Barnello, Mr. Fuller and Mr. Young.  The information set forth in the section entitled “The Mergers-Interests of LaSalle’s Trustees, Executive Officers and Employees in the Mergers-Change in Control Severance Agreements-Employment Agreements and Executive Severance and Change in Control Agreement” set forth in LaSalle’s joint proxy statement/prospectus filed with the SEC on October 29, 2018 (the “Joint Proxy Statement/Prospectus”), is incorporated by reference herein.
In addition to effectuating the termination and severance provisions of the executive officers’ employment agreements with LaSalle, as described in the Joint Proxy Statement/Prospectus, the Separation and Release Agreements also provided for the following:

•
each executive officer will be paid a lump sum payment equal to $9,149,768 (Mr. Barnello), $4,587,841 (Mr. Young) and $2,165,467 (Mr. Fuller) following the expiration of a customary seven-day revocation period, ending December 7, 2018;

•
Pebblebrook will pay the cost of COBRA Coverage for each executive and his eligible dependents for 18 months following November 30, 2018, provided that such executive does not become covered by a group health plan of an employer other than Pebblebrook;

•
each executive officer is entitled to the benefits, if any, that such named officer is entitled to under LaSalle’s benefit plans, programs and arrangements that were earned or accrued as of November 30, 2018.

Item 7.01 Regulation FD Disclosure.
On November 30, 2018, LaSalle issued a press release announcing the closing of the Mergers. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01  Other Events.
On November 30, 2018, in connection with the completion of the Mergers, LaSalle sold five of its hotel properties to unaffiliated third-party buyers for purchase prices aggregating $820.8 million:

•	$715.0 million, Park Central San Francisco and Park Central New York/WestHouse New York

•	$38.8 million, Gild Hall, New York

•	$67.0 million, Embassy Suites Philadelphia Center City.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1
Agreement and Plan of Merger, dated as of September 6, 2018, by and among Pebblebrook, Pebblebrook OP, Merger Sub, Merger OP, LaSalle and LaSalle OP (incorporated by reference to Exhibit 2.1 to LaSalle’s Current Report on Form 8-K filed on September 6, 2018)

2.2
Amendment No. 1 to the Agreement and Plan of Merger, by and among Pebblebrook, Pebblebrook OP, Merger Sub, Merger OP, LaSalle and LaSalle OP, dated as of September 18, 2018 (incorporated by reference to Exhibit 2.1 to LaSalle’s Current Report on Form 8-K filed on September 19, 2018)

99.1 *	Press release, dated November 30, 2018
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pebblebrook Hotel Trust (as assignee of Ping Merger Sub, LLC, successor by merger to LaSalle Hotel Properties)

Dated: December 3, 2018	By:	/s/ Raymond D. Martz
Raymond D. Martz
Executive Vice President, Chief Financial Officer, Treasurer and Secretary